Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of April 20, 2012, among Vantage Deepwater Company, a Cayman Islands exempted company (“Vantage Deepwater”), and Vantage Deepwater Drilling, Inc., a Delaware corporation (“VDDI” and, together with Vantage Deepwater, the “Guaranteeing Subsidiaries”), both of which are direct or indirect subsidiaries of Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of July 30, 2010 (the “Original Indenture”), as amended by the First Supplemental Indenture dated as of May 20, 2011 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of June 1, 2011 (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated as of June 29, 2011 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture dated as of April 2, 2012 (the “Fourth Supplemental Indenture”, and together with the Original Indenture, First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture, the “Indenture”), providing for the issuance of 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 (“Without Consent of Holders”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide unconditional Note Guarantees on the terms and subject to the conditions set forth in the Note Guarantees and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in an manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

2

IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of the date first written above.

OFFSHORE GROUP INVESTMENT LIMITED, as the Company

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE DRILLING COMPANY, as Parent and as a Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE HOLDING HUNGARY KFT, as Guarantor

By:	/s/ Mark Howell
Name: Mark Howell
Title: Director

By:	/s/ Júlia Varga
Name: Júlia Varga
Title: Managing Director

[Signature Page to Fifth Supplemental Indenture]

VANTAGE DRILLING NETHERLANDS BV, as Guarantor

By:	/s/ Linda J. Ibrahim
Name: Linda J. Ibrahim
Title: Managing Director A

By:	/s/ TMF Management B.V.
Name: TMF Management B.V.
Title: Director B

P2021 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE DRILLER I CO., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE DRILLER II CO., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

[Signature Page to Fifth Supplemental Indenture]

VANTAGE DRILLER III CO., as Guarantor

By:	/s/ Douglas G. Smith

Name:	Douglas G. Smith
Title:	Chief Financial Officer & Treasurer

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas G. Smith

Name:	Douglas G. Smith
Title:	Chief Financial Officer & Treasurer

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

Name:	Douglas G. Smith
Title:	Chief Financial Officer & Treasurer

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

Name:	Douglas G. Smith
Title:	Chief Financial Officer & Treasurer

MANDARIN DRILLING CORPORATION, as Guarantor

By:	/s/ Douglas G. Smith

Name:	Douglas G. Smith
Title:	Chief Financial Officer & Treasurer

[Signature Page to Fifth Supplemental Indenture]

P2020 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Ronald J. Nelson
Name: Ronald J. Nelson
Title: Director

DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

[Signature Page to Fifth Supplemental Indenture]

VANTAGE DRILLING POLAND SP. Z O.O., acting through its branch named Vantage Drilling Poland — Luxembourg Branch, as Guarantor

By:	/s/ Guy Dawson-Smith
Name: Guy Dawson-Smith
Title: Attorney-in-fact

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/ Mark Howell
Name: Mark Howell
Title: Director

VANTAGE DEEPWATER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

VANTAGE DEEPWATER DRILLING, INC., as Guarantor

By:	/s/ Douglas G. Smith
Name: Douglas G. Smith
Title: Chief Financial Officer & Treasurer

[Signature Page to Fifth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ John C. Stohlmann
Name: John C. Stohlmann
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Noteholder Collateral Agent

By:	/s/ John C. Stohlmann
Name: John C. Stohlmann
Title: Vice President

[Signature Page to Fifth Supplemental Indenture]